Exhibit 99.1

American State Financial Corporation

Accountants’ Report and Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Independent Accountants’ Report

Board of Directors

American State Financial Corporation

Lubbock, Texas

We have audited the accompanying consolidated balance sheets of American State Financial Corporation (Corporation) as of December 31, 2011 and 2010, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2011. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American State Financial Corporation as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

We also have examined, in accordance with attestation standards established by the American Institute of Certified Public Accountants, American State Financial Corporation’s internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated February 7, 2012, expressed an unqualified opinion on the effectiveness of the Corporation’s internal control over financial reporting.

February 7, 2012

San Antonio, Texas

Independent Accountants’ Report

Audit Committee and Board of Directors

American State Financial Corporation

Lubbock, Texas

We have examined American State Financial Corporation’s (Corporation’s) internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control—Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Corporation’s management is responsible for maintaining effective internal control over financial reporting and for its assertion of the effectiveness of internal control over financial reporting included in the accompanying management’s report on internal control over financial reporting. Our responsibility is to express an opinion on the Corporation’s internal control over financial reporting based on our examination.

We conducted our examination in accordance with attestation standards established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the examination to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our examination included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our examination also included performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

An entity’s internal control over financial reporting is a process, effected by those charged with governance, management and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. Because management’s assessment and our examination were conducted to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), our examination of the Corporation’s internal control over financial reporting included controls over the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and with the instructions to the Consolidated Financial Statements for Bank Holding Companies (Form FR Y-9-C). An entity’s internal control over financial reporting includes those policies and procedures that: (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use or disposition of the entity’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect and correct misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, American State Financial Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated financial statements of the Corporation as of and for the year ended December 31, 2011, and our report dated February 7, 2012, expressed an unqualified opinion thereon.

February 7, 2012

San Antonio, Texas

(THIS PAGE INTENTIONALLY LEFT BLANK)

American State Financial Corporation

Consolidated Balance Sheets

December 31, 2011 and 2010

	2011	2010
Assets
Cash and due from banks	$108,821,430	$85,947,710
Excess deposits with Federal Reserve and federal funds sold	61,250,000	162,170,000

Cash and cash equivalents	170,071,430	248,117,710

Available-for-sale securities	328,220,398	285,747,808
Held-to-maturity securities	1,259,589,114	939,347,059

Total securities	1,587,809,512	1,225,094,867

Loans	1,211,889,893	1,100,027,166
Less: Allowance for loan losses	(24,500,000)	(18,450,000)

Loans, net	1,187,389,893	1,081,577,166

Bank premises and equipment, net	27,546,451	25,588,193
Accrued interest receivable	17,350,559	15,823,248
Net deferred income taxes	2,416,000	5,657,000
Foreclosed assets held for sale, net	292,004	849,001
Goodwill	23,252,610	23,252,610
Bank owned life insurance	53,315,308	51,462,406
Other assets	12,245,113	13,385,352

Total assets	$3,081,688,880	$2,690,807,553

Liabilities
Deposits
Demand—noninterest bearing	$561,064,540	$466,079,683
Demand—interest bearing	618,625,048	485,407,658
Savings	598,213,359	527,291,036
Time deposits of $100,000 or more	432,073,410	416,216,532
Time deposits of less than $100,000	249,552,325	262,101,461

Total deposits	2,459,528,682	2,157,096,370

Securities sold under repurchase agreements	323,076,357	265,133,404
Accrued interest payable	362,907	603,689
Federal income taxes payable	2,678,389	2,059,513
Other liabilities	16,329,992	15,065,055

Total liabilities	2,801,976,327	2,439,958,031

Stockholders’ Equity
Common stock, $10 par value; authorized 10,000,000 shares; issued and outstanding 4,024,625 shares	40,246,250	40,246,250
Additional paid-in capital	41,695,500	41,665,500
Retained earnings	249,255,177	229,367,664
Accumulated other comprehensive income	11,718,891	2,054,045

	342,915,818	313,333,459
Treasury stock, at cost
Common; 2011 – 1,554,542 shares, 2010 – 1,548,905 shares	(63,203,265)	(62,483,937)

Total stockholders’ equity	279,712,553	250,849,522

Total liabilities and stockholders’ equity	$3,081,688,880	$2,690,807,553

See Notes to Consolidated Financial Statements

American State Financial Corporation

Consolidated Statements of Income

December 31, 2011, 2010 and 2009

	2011	2010	2009
Interest Income
Interest and fees on loans	$63,242,584	$59,600,457	$56,195,462
Interest on investment securities
U.S. government obligations	132,935	102,122	—
Other U.S. government agency obligations	20,358,510	22,298,184	21,007,757
State and political subdivision obligations	10,012,303	9,121,497	7,814,874
Mortgage-backed securities	13,692,095	14,608,290	17,734,175
Other	173,725	178,694	63,176
Interest on excess deposits with Federal Reserve and federal funds sold	272,382	185,067	190,793

Total interest income	107,884,534	106,094,311	103,006,237

Interest Expense
Interest on deposits	12,105,027	16,040,393	19,184,359
Interest on securities sold under repurchase agreements	1,997,203	2,718,721	3,021,366

Total interest expense	14,102,230	18,759,114	22,205,725

Net Interest Income	93,782,304	87,335,197	80,800,512
Provision for Loan Losses	4,092,077	4,598,391	10,788,761

Net Interest Income After Provision for Loan Losses	89,690,227	82,736,806	70,011,751

Noninterest Income
Service charges	20,206,424	18,584,585	17,987,336
Mortgage loan sales	3,367,958	3,807,480	3,491,994
Investment securities gains, net	1,708,931	1,009,374	1,112,181
Income from fiduciary duties	3,543,923	3,535,698	3,226,235
Other	12,784,204	10,995,572	10,255,627

Total noninterest income	41,611,440	37,932,709	36,073,373

See Notes to Consolidated Financial Statements

American State Financial Corporation

Consolidated Statements of Income (continued)

Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
Noninterest Expense
Salaries and employee benefits	$39,534,070	$39,677,552	$35,137,389
Occupancy expense	2,576,953	2,571,986	2,622,390
Depreciation	3,584,482	3,418,768	3,127,002
Repairs and maintenance and equipment rental	8,246,506	6,100,270	5,199,905
Advertising and promotions	3,915,761	3,603,552	4,096,644
Federal Deposit Insurance Corporation premiums	1,836,570	2,568,108	3,398,384
Professional fees	2,993,252	2,482,127	2,222,736
Supplies, stationary and printing	1,155,202	1,274,273	1,057,389
Taxes other than on income and salaries	944,700	846,040	838,991
Other	7,625,474	6,828,456	7,240,642

Total noninterest expense	72,412,970	69,371,132	64,941,472

Income Before Income Taxes	58,888,697	51,298,383	41,143,652
Provision for Income Taxes	16,770,000	15,272,000	12,014,000

Net Income	$42,118,697	$36,026,383	$29,129,652

Basic Earnings Per Share	$17.04	$14.58	$11.75

Diluted Earnings Per Share	$16.99	$14.57	$11.75

See Notes to Consolidated Financial Statements

American State Financial Corporation

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2011, 2010 and 2009

			Additional Paid-in Capital	Retained Earnings	Other Comprehensive Income (Loss)	Treasury Stock	Total
	Common Stock
	Shares	Amount
Balance, January 1, 2009	4,024,625	$40,246,250	$40,609,500	$197,584,931	$1,593,719	$(50,496,717)	$229,537,683
Comprehensive income
Net income	—	—	—	29,129,652	—	—	29,129,652
Other comprehensive income, net of tax
Change in unrealized appreciation on available-for-sale securities, net of taxes	—	—	—	—	(551,744)	—	(551,744)

Total comprehensive income							28,577,908

Stock option compensation expense	—	—	340,000	—	—	—	340,000
Dividends on common stock, $5.50 per share	—	—	—	(13,558,811)	—	—	(13,558,811)
Sales of 1,500 shares of treasury stock	—	—	—	—	—	151,500	151,500
Purchases of 89,830 shares of treasury stock	—	—	—	—	—	(13,199,047)	(13,199,047)

Balance, December 31, 2009	4,024,625	40,246,250	40,949,500	213,155,772	1,041,975	(63,544,264)	231,849,233
Comprehensive income
Net income	—	—	—	36,026,383	—	—	36,026,383
Other comprehensive income, net of tax
Change in unrealized appreciation on available-for-sale securities, net of taxes	—	—	—	—	1,012,070	—	1,012,070

Total comprehensive income							37,038,453

Stock option compensation expense	—	—	716,000	—	—	—	716,000
Dividends on common stock, $8.00 per share	—	—	—	(19,814,491)	—	—	(19,814,491)
Sales of 22,148 shares of treasury stock	—	—	—	—	—	2,247,600	2,247,600
Purchases of 10,396 shares of treasury stock	—	—	—	—	—	(1,187,273)	(1,187,273)

Balance, December 31, 2010	4,024,625	40,246,250	41,665,500	229,367,664	2,054,045	(62,483,937)	250,849,522
Comprehensive income
Net income	—	—	—	42,118,697	—	—	42,118,697
Other comprehensive income, net of tax
Change in unrealized appreciation on available-for-sale securities, net of taxes	—	—	—	—	9,664,846	—	9,664,846

Total comprehensive income							51,783,543

Stock option compensation expense	—	—	30,000	—	—	—	30,000
Dividends on common stock, $9.00 per share	—	—	—	(22,231,184)	—	—	(22,231,184)
Purchases of 5,637 shares of treasury stock	—	—	—	—	—	(719,328)	(719,328)

Balance, December 31, 2011	4,024,625	$40,246,250	$41,695,500	$249,255,177	$11,718,891	$(63,203,265)	$279,712,553

See Notes to Consolidated Financial Statements

American State Financial Corporation

Consolidated Statements of Cash Flows

Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
Operating Activities
Net income	$42,118,697	$36,026,383	$29,129,652
Items not requiring (providing) cash
Depreciation	3,584,482	3,418,768	3,127,002
Deferred income taxes	(1,963,000)	(189,000)	(1,604,000)
Provision for loan losses	4,092,077	4,598,391	10,788,761
Net gain on sales of investment securities	(1,708,931)	(1,009,374)	(1,112,181)
Gain on sales of foreclosed assets	(111,858)	(342,333)	(12,419)
Write-down on foreclosed assets	202,496	149,999	21,000
Amortization of premium relating to investment securities, net	10,383,002	3,892,869	979,955
Gain on disposal of bank premises and equipment	(35,592)	(20,883)	(12,500)
Stock option compensation expense	30,000	716,000	340,000
Changes in
Accrued interest receivable	(1,527,311)	124,159	(643,886)
Other assets	(712,662)	(3,488,796)	(8,291,958)
Accrued interest payable	(240,782)	(197,739)	(224,947)
Federal income taxes payable	618,876	65,072	1,218,137
Other liabilities	1,263,509	1,299,234	2,104,908

Net cash provided by operating activities	55,993,003	45,042,750	35,807,524

Investing Activities
Proceeds from maturities of held-to-maturity securities	198,502,570	214,356,244	237,154,900
Proceeds from maturities of available-for-sale securities	29,537,951	26,210,782	21,911,596
Proceeds from the sales of available-for-sale securities	409,909,555	19,978,572	22,779,759
Proceeds from the sales of held-to-maturity securities	13,550,371	—	5,404,260
Purchases of held-to-maturity securities	(539,970,321)	(227,108,719)	(309,581,259)
Purchases of available-for-sale securities	(468,049,995)	(110,317,445)	(126,964,264)
Net change in loans	(110,905,805)	(41,880,480)	(73,945,255)
Proceeds from the sale of foreclosed assets	1,467,359	2,142,333	925,173
Expenditures for bank premises and equipment	(5,550,676)	(7,467,726)	(3,171,501)
Proceeds from sales of bank premises and equipment	43,528	20,883	12,500

Net cash used in investing activities	(471,465,463)	(124,065,556)	(225,474,091)

See Notes to Consolidated Financial Statements

American State Financial Corporation

Consolidated Statements of Cash Flows (continued)

Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
Financing Activities
Net increase in deposits	$302,432,311	$225,267,036	$165,746,485
Net increase in securities sold under repurchase agreements	57,942,953	38,688,387	32,127,869
Proceeds from sales of treasury stock	—	2,247,600	151,500
Dividends paid	(22,229,756)	(19,811,828)	(13,584,152)
Purchases of treasury stock	(719,328)	(1,187,273)	(13,199,047)

Net cash provided by financing activities	337,426,180	245,203,922	171,242,655

Increase (Decrease) in Cash and Cash Equivalents	(78,046,280)	166,181,116	(18,423,912)
Cash and Cash Equivalents, Beginning of Year	248,117,710	81,936,594	100,360,506

Cash and Cash Equivalents, End of Year	$170,071,430	$248,117,710	$81,936,594

Supplemental Cash Flows Information
Interest paid	$14,343,012	$18,956,853	$22,430,672
Income taxes paid	$18,517,888	$15,783,674	$12,470,863
Real estate acquired in settlement of loans	$1,001,000	$785,000	$1,727,254
Dividends declared, not paid	$617,521	$618,949	$616,288

See Notes to Consolidated Financial Statements

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

American State Financial Corporation (the Corporation) provides a variety of financial services to individuals and corporate customers in the South Plains, West Texas and North Central areas of the State of Texas. The Corporation’s primary deposit products are demand deposits and time and savings accounts. Its primary lending products are real estate, commercial (including oil and gas related) and agriculture loans. The Corporation also provides trust services. The Corporation is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Principles of Consolidation

The consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiary American State Bank (the Bank). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of foreclosed assets held for sale, management obtains independent appraisals for significant properties.

Cash Equivalents

The Corporation considers all liquid investments with original maturities of three months or less to be cash equivalents.

Effective July 21, 2010, the FDIC’s insurance limits were permanently increased to $250,000. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in 2010, the FDIC will fully insure all noninterest-bearing transaction accounts beginning December 31, 2010 through December 31, 2012, at all FDIC-insured institutions.

Securities

Certain debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Trading securities are recorded at fair value with changes in fair value included in earnings. The Corporation had no trading securities at December 31, 2011 and 2010. Securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as “available-for-sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

For debt securities with fair value below amortized cost, when the Corporation does not intend to sell a debt security, and it is more likely than not, the Corporation will not have to sell the security before recovery of its cost basis, it recognizes the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income. For held-to-maturity debt securities, the amount of an other-than-temporary impairment recorded in other comprehensive income for the noncredit portion of a previous other-than-temporary impairment is amortized prospectively over the remaining life of the security on the basis of the timing of future estimated cash flows of the security.

There were no other-than-temporary impairments recorded in the years ended December 31, 2011, 2010 and 2009.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. There were no unrealized losses recognized during the years ended December 31, 2011, 2010 and 2009. Gains and losses on loan sales are recorded in noninterest income.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for loan losses, any unamortized deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Interest income is reported on the interest method.

The accrual of interest on real estate, agricultural and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in process of collection. Personal loans are typically charged-off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off are reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired and unimpaired loans that are classified due to performance, financial trends or

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

other factors. For those loans that are classified, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default derived from the Corporation’s internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogenous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets, which generally range from 15 to 20 years for buildings and 3 to 10 years for remaining assets.

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation are included in net income or expense from foreclosed assets.

Goodwill

Goodwill is tested annually for impairment. If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the financial statements. An impairment analysis was performed for the years ending December 31, 2011, 2010 and 2009, and it was determined that there was no impairment loss.

Treasury Stock

Common stock shares repurchased are recorded at cost.

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Stock Options

At December 31, 2011 and 2010, the Corporation has two share-based employee compensation plans, which are described more fully in Note 13.

Income Taxes

The Corporation accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Corporation determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also included resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to the management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized. At December 31, 2011 and 2010, a valuation allowance was not considered necessary.

The Corporation recognizes interest and penalties on income taxes as a component of income tax expense.

The Corporation files consolidated income tax returns with its subsidiary.

Earnings Per Share

Basic earnings per share represent income available to common stockholders divided by the weighted-average number of common shares outstanding during each period. Diluted earnings per share reflect additional potential common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. The average market price per share for diluted earnings per share calculations was based upon treasury stock purchases and other offers to purchase the common shares of the Corporation. Potential common shares that may be issued by the Corporation relate solely to outstanding stock options and are determined using the treasury stock method.

Treasury stock shares are not deemed outstanding for earnings per share calculations.

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

The following table illustrates the computation of basic and diluted earnings per share:

	2011		2010		2009
	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount
Net income	$42,118,697		$36,026,383		$29,129,652

Basic:
Weighted average shares outstanding	2,471,096	$17.04	2,471,701	$14.58	2,479,575	$11.75

Diluted:
Weighted average shares outstanding	2,471,096		2,471,701		2,479,575
Effect of dilutive securities—options	8,179		121		—

Total	2,479,275	$16.99	2,471,822	$14.57	2,479,575	$11.75

Options to purchase 21,248 shares and 52,348 shares outstanding at December 31, 2010 and 2009, respectively, were not included in the computation of diluted earnings per share because the effect would be antidilutive.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Corporation—put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Corporation does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Recent Accounting Pronouncements

ASU 2011-04, Fair Value Measurement (Topic 820)—Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. ASU 2011-04 clarifies how fair values should be measured for instruments classified in stockholders’ equity and under what circumstances premiums and discounts should be applied in fair value measurements. The guidance also permits entities to measure fair value on a net basis for financial instruments that are managed based on net exposure to market risks or counterparty credit risks. Required new disclosures for financial instruments classified as Level 3 fair values include (1) quantitative information about unobservable inputs used in measuring fair values, (2) qualitative discussion of the sensitivity of fair value measurements to changes in unobservable inputs and (3) a description of the valuation processes used. ASU 2011-04 also requires disclosure of fair value levels for financial instruments that are not recorded at fair value but for which fair value is required to be disclosed. ASU 2011-04 will be effective for the Corporation prospectively for annual periods beginning on January 1, 2012. Adoption of ASU 2011-04 is not expected to have a material impact on the Corporation’s financial statements.

ASU 2011-05, Comprehensive Income (Topic 220)—Presentation of Comprehensive Income. ASU 2011-05 amends Topic 220, Comprehensive Income, to require that all non-owner changes in shareholders’ equity be

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

presented in either a single continuous statement of comprehensive income or in two separate but consecutive statements. Additionally, ASU 2011-05 requires entities to present, on the face of the financial statements, reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement or statements where the components of net income and the components of other comprehensive income are presented. The option to present components of other comprehensive income as part of the statement of changes in shareholders’ equity was eliminated. ASU 2011-05 is effective for annual periods beginning after December 15, 2011, and will require that the Corporation change its presentation of comprehensive income.

ASU 2011-08, Intangibles—Goodwill and Other (Topic 350)—Testing Goodwill for Impairment. ASU 2011-08 amends Topic 350, Intangibles—Goodwill and Other, to give entities the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. However, if an entity concludes otherwise, then it is required to perform the first step of the two-step impairment test by calculating the fair value of the reporting unit and comparing the fair value with the carrying amount of the reporting unit. ASU 2011-08 is effective for annual and interim impairment tests beginning after December 15, 2011, and is not expected to have a significant impact on the Corporation’s financial statements.

ASU 2011-12, Comprehensive Income (Topic 220)—Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. ASU 2011-12 defers changes in ASU No. 2011-05 that relate to the presentation of reclassification adjustments to allow the FASB time to redeliberate whether to require presentation of such adjustments on the face of the financial statements to show the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income. ASU 2011-12 allows entities to continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect before ASU No. 2011-05. All other requirements in ASU No. 2011-05 are not affected by ASU No. 2011-12. ASU 2011-12 is effective for annual periods beginning after December 15, 2011, and is not expected to have a significant impact on the Corporation’s financial statements.

Reclassifications

Certain reclassifications have been made to the 2010 and 2009 financial statements to conform to the 2011 financial statement presentation. These reclassifications had no effect on net income.

Note 2: Restriction on Cash and Due From Banks

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 2011 was $11,082,000.

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Note 3: Securities

The amortized cost and approximate fair values of securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Available-for-sale Securities:
December 31, 2011
U.S. government agencies	$229,393,622	$16,596,992	$(74,055)	$245,916,559
Mortgage-backed securities securities	49,629,891	268,255	(82,272)	49,815,874
State and political subdivisions	31,166,994	1,400,806	(79,835)	32,487,965

	$310,190,507	$18,266,053	$(236,162)	$328,220,398

December 31, 2010
U.S. Treasury securities	$24,852,989	$—	$(1,200,968)	$23,652,021
U.S. government agencies	201,052,786	6,471,774	(1,347,085)	206,177,475
Mortgage-backed securities	29,638,504	11,741	(274,561)	29,375,684
State and political subdivisions	27,042,484	213,538	(713,394)	26,542,628

	$282,586,763	$6,697,053	$(3,536,008)	$285,747,808

Held-to-maturity Securities:
December 31, 2011
U.S. government agencies	$368,815,320	$23,723,424	$(57,582)	$392,481,162
Mortgage-backed securities	600,210,892	17,756,437	(720,939)	617,246,390
State and political subdivisions	290,562,902	15,916,614	(373,206)	306,106,310

	$1,259,589,114	$57,396,475	$(1,151,727)	$1,315,833,862

December 31, 2010
U.S. government agencies	$340,752,143	$18,986,978	$(366,835)	$359,372,286
Mortgage-backed securities	339,770,902	12,537,408	(801,975)	351,506,335
State and political subdivisions	258,824,014	5,961,816	(2,106,854)	262,678,976

	$939,347,059	$37,486,202	$(3,275,664)	$973,557,597

The amortized cost and fair value of available-for-sale securities and held-to-maturity securities at December 31, 2011, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-sale		Held-to-maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Within one year	$205,261	$205,841	$61,895,727	$63,660,088
One to five years	75,400,606	79,256,824	298,932,246	316,484,003
Five to ten years	158,923,839	172,332,185	423,770,164	445,363,274
After ten years	75,660,801	76,425,548	474,990,977	490,326,497

Totals	$310,190,507	$328,220,398	$1,259,589,114	$1,315,833,862

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

The carrying value of securities pledged as collateral, to secure public deposits and for other purposes, was $961,707,000 at December 31, 2011 and $774,808,000 at December 31, 2010.

Gross gains of $2,409,740, $1,009,374 and $940,749 and gross losses of ($1,268,043), $-0- and ($2,391) resulting from sales of available-for-sale securities were realized for 2011, 2010 and 2009, respectively.

During 2011, the Corporation sold a total of $12,983,137 of held-to-maturity securities for $13,550,371, resulting in a realized gain of $567,234. During 2010, the Corporation did not sell any held-to-maturity securities. During 2009, the Corporation sold a total of $5,230,437 of held-to-maturity securities for $5,404,260, resulting in a realized gain of $173,823. These sales were permissible under investment accounting guidance as the Corporation had collected greater than 85% of the principal outstanding at acquisition.

Certain investments in debt securities have fair values that are less than their historical cost. Total fair value of these investments at December 31, 2011 and 2010, was $213,159,976 and $237,969,197, which is approximately 13% and 19%, respectively, of the Corporation’s available-for-sale and held-to-maturity investment portfolio. These declines primarily resulted from recent changes in market interest rates over the yield available at the time the underlying securities were purchased. Management believes the declines in fair value for these securities are temporary.

The following table shows the Corporation’s investments’ gross unrealized losses and fair value of the Corporation’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2011 and 2010:

	December 31, 2011
	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available-for-sale (AFS):
U.S. government agencies	$25,135,749	$(46,455)	$10,091,800	$(27,600)	$35,227,549	$(74,055)
Mortgage-backed securities	26,837,380	(82,272)	—	—	26,837,380	(82,272)
State and political subdivisions	—	—	6,246,118	(79,835)	6,246,118	(79,835)

Total temporarily impaired AFS securities	$51,973,129	$(128,727)	$16,337,918	$(107,435)	$68,311,047	$(236,162)

Held-to-maturity (HTM):
U.S. government agencies	$21,103,829	$(57,582)	$—	$—	$21,103,829	$(57,582)
Mortgage-backed securities	103,466,760	(720,939)	—	—	103,466,760	(720,939)
State and political subdivisions	14,775,799	(135,158)	5,502,541	(238,048)	20,278,340	(373,206)

Total temporarily impaired HTM securities	$139,346,388	$(913,679)	$5,502,541	$(238,048)	$144,848,929	$(1,151,727)

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

	December 31, 2010
	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available-for-sale (AFS):
U.S. Treasury securities	$18,964,200	$(1,200,968)	$—	$—	$18,964,200	$(1,200,968)
U.S. government agencies	29,012,277	(1,347,085)	—	—	29,012,277	(1,347,085)
Mortgage-backed securities	29,119,030	(274,561)	—	—	29,119,030	(274,561)
State and political subdivisions	9,294,633	(713,394)	—	—	9,294,633	(713,394)

Total temporarily impaired AFS securities	$86,390,140	$(3,536,008)	$—	$—	$86,390,140	$(3,536,008)

Held-to-maturity (HTM):
U.S. government agencies	$20,456,206	$(366,835)	$—	$—	$20,456,206	$(366,835)
Mortgage-backed securities	69,543,084	(801,975)	—	—	69,543,084	(801,975)
State and political subdivisions	61,116,789	(2,106,624)	462,978	(230)	61,579,767	(2,106,854)

Total temporarily impaired HTM securities	$151,116,079	$(3,275,434)	$462,978	$(230)	$151,579,057	$(3,275,664)

Note 4: Loans and Allowance for Loan Losses

Categories of loans at December 31 include:

	2011	2010
Real estate:
Residential	$179,635,454	$167,777,960
Agriculture	51,714,678	40,703,938
Construction	87,574,921	170,279,018
Other	485,335,703	359,205,127
Agriculture	42,466,450	47,125,621
Commercial	298,218,919	247,037,242
Consumer:
Credit cards	7,786,800	7,694,794
Other	59,156,968	60,203,466

Total loans	1,211,889,893	1,100,027,166
Less
Allowance for loan losses	24,500,000	18,450,000

Net loans	$1,187,389,893	$1,081,577,166

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Management believes that the current level of allowance for loan losses is an adequate estimate of probable losses within the loan portfolio at December 31, 2011 and 2010. This determination of adequacy is based upon factors previously mentioned and requires the use of judgments that may change in the future. Any changes in the factors used by management or the availability of new information could cause the allowance for loan losses to be adjusted in future periods.

The following table shows an analysis of the allowance for loan losses by portfolio segment for the years ended December 31, 2011 and 2010:

December 31, 2011

	Real Estate	Agriculture	Commercial	Consumer	Unallocated	Total
Beginning Balance	$6,621,098	$685,022	$5,275,527	$348,321	$5,520,032	$18,450,000
Provision for Loan Losses	(682,969)	(22,612)	587,376	72,101	4,138,181	4,092,077
Charge Offs	(507,628)	(307,302)	(540,210)	(120,376)	—	(1,475,516)
Recoveries	3,102,961	53,305	174,087	103,086	—	3,433,439

Net Loan Losses	2,595,333	(253,997)	(366,123)	(17,290)	—	1,957,923

Ending Balance	$8,533,462	$408,413	$5,496,780	$403,132	$9,658,213	$24,500,000

Portion of Allowance Ending Balance Allocated to:
Individually Evaluated for Impairment	$1,301,602	$6,054	$66,566	$6,000	$—	$1,380,222
Collectively Evaluated for Impairment	7,231,860	402,359	5,430,214	397,132	9,658,213	23,119,778

Ending Balance	$8,533,462	$408,413	$5,496,780	$403,132	$9,658,213	$24,500,000

Portion of Loans Ending Balance Allocated to:
Individually Evaluated for Impairment	$7,031,748	$522,022	$47,439	$16,839	$—	$7,618,048
Collectively Evaluated for Impairment	797,229,008	41,944,428	298,171,480	66,926,929	—	1,204,271,845

Ending Balance	$804,260,756	$42,466,450	$298,218,919	$66,943,768	$—	$1,211,889,893

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

December 31, 2010

	Real Estate	Agriculture	Commercial	Consumer	Unallocated	Total
Beginning Balance	$3,660,294	$1,075,295	$3,988,745	$311,311	$6,464,355	$15,500,000
Provision for Loan Losses	4,136,627	(455,771)	1,702,332	159,526	(944,323)	4,598,391
Loan Losses:
Charge Offs	(1,514,710)	(65,508)	(752,389)	(196,875)	—	(2,529,482)
Recoveries	338,887	131,006	336,839	74,359	—	881,091

Net Loan Losses	(1,175,823)	65,498	(415,550)	(122,516)	—	(1,648,391)

Ending Balance	$6,621,098	$685,022	$5,275,527	$348,321	$5,520,032	$18,450,000

Portion of Allowance Ending Balance Allocated to:
Individually Evaluated for Impairment	$1,033,333	$66,667	$25,000	$—	$—	$1,125,000
Collectively Evaluated for Impairment	5,587,765	618,355	5,250,527	348,321	5,520,032	17,325,000

Ending Balance	$6,621,098	$685,022	$5,275,527	$348,321	$5,520,032	$18,450,000

Portion of Loans Ending Balance Allocated to:
Individually Evaluated for Impairment	$4,726,399	$422,224	$3,369,657	$—	$—	$8,518,280
Collectively Evaluated for Impairment	733,239,872	46,703,397	243,667,355	67,898,262	—	1,091,508,886

Ending Balance	$737,966,271	$47,125,621	$247,037,012	$67,898,262	$—	$1,100,027,166

Activity in the allowance for loan losses for the year ended December 31, 2009 was as follows:

Balance, beginning of year	$14,000,000
Provision charged to expense	10,788,761
Losses charged off, net of recoveries of $381,139	(9,288,761)

$15,500,000

As needed, management may also increase the unallocated portion of the allowance for loan losses based upon economic conditions within one or several sectors of the loan portfolio. Additions of this nature are not allocated to any one loan or category of loans. During the year ended December 31, 2011, management recorded approximately $4,100,000 in such general reserve provisions for probable loan losses. A large portion of these provisions were made due to the unknown impact from the drought that has settled in across the State of Texas and for other prevailing economic conditions within the Corporation’s market area.

The following table shows the balance of all impaired loans December 31, 2011 and 2010:

December 31, 2011

	Unpaid Contractual Principal Balance (1)	Recorded Investment With No Specific Allowance	Recorded Investment With Specific Allowance	Total Recorded Investment (2)	Related Allowance	Average Recorded Investment	Interest Income Recognized
Real Estate	$7,674,042	$668,403	$6,363,345	$7,031,748	$1,301,602	$5,264,512	$118,869
Agriculture	537,959	434,298	87,724	522,022	6,054	460,286	16,781
Commercial	48,680	47,439	—	47,439	66,566	693,095	1,852
Consumer	—	16,839	—	16,839	6,000	3,368	—

Total	$8,260,681	$1,166,979	$6,451,069	$7,618,048	$1,380,222	$6,421,261	$137,502

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

December 31, 2010

	Unpaid Contractual Principal Balance	Recorded Investment With No Specific Allowance	Recorded Investment With Specific Allowance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
Real Estate	$13,351,962	$2,223,682	$2,502,717	$4,726,399	$1,033,333	$5,556,574	$115,588
Agriculture	479,857	146,252	275,972	422,224	66,667	646,816	8,873
Commercial	3,423,277	—	3,369,657	3,369,657	25,000	2,898,353	—
Consumer	—	—	—	—	—	—	—

Total	$17,255,096	$2,369,934	$6,148,346	$8,518,280	$1,125,000	$9,101,743	$124,461

1)	This represents the legal balance of the loan to the customer, including principal, accrued interest and charge offs.
2)	This represents the book balance of the loan net of any chargeoffs.

Impaired loans at December 31, 2009, were insignificant and, therefore, average balance and interest income information has not been presented.

The Corporation will place a loan in non-accrual status and cease accruing interest when the principal or interest has been delinquent for 90 days or more unless the asset is both well secured and in the process of collection. An asset may be restored to accrual status when all principal and interest amounts contractually due are current and the Corporation expects full repayment of the remaining contractual principal and interest.

The following table shows the detailed balance of non-accrual loans as of December 31, 2011 and 2010:

	December 31,
	2011	2010
Real estate	$7,966,947	$6,052,677
Agriculture	646,040	790,268
Commercial	253,941	3,529,504
Consumer	29,163	30,393

Total	$8,896,091	$10,402,842

An aging analysis of past due loans, including non-accrual loans at December 31, 2011 and 2010 is as follows:

December 31, 2011

	30-59 Days Past Due	60-89 Days Past Due	90+ Days Past Due	Total Past Due	Current	Total Loans	Total Loans Accruing >90 Days
Real estate	$856,833	$6,414,843	$1,638,074	$8,909,750	$795,351,005	$804,260,755	$37,138
Agriculture	13,197	—	70,000	83,197	42,383,253	42,466,450	—
Commercial	312,351	81,548	32,323	426,222	297,792,698	298,218,920	—
Consumer	194,626	10,445	4,863	209,934	66,733,834	66,943,768	—

Total	$1,377,007	$6,506,836	$1,745,260	$9,629,103	$1,202,260,790	$1,211,889,893	$37,138

December 31, 2010

	30-59 Days Past Due	60-89 Days Past Due	90+ Days Past Due	Total Past Due	Current	Total Loans	Total Loans Accruing >90 Days
Real estate	$2,010,828	$1,004,968	$1,808,261	$4,824,057	$733,142,214	$737,966,271	$—
Agriculture	8,189	21,148	592,562	621,899	46,503,722	47,125,621	—
Commercial	517,580	4,339	3,395,990	3,917,909	243,119,103	247,037,012	26,132
Consumer	150,364	30,099	2,739	183,202	67,715,060	67,898,262	—

Total	$2,686,961	$1,060,554	$5,799,552	$9,547,067	$1,090,480,099	$1,100,027,166	$26,132

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

The Corporation maintains a loan review process that is carried out by the Loan Review Department (Department). The department is responsible for the review and classification of the loan portfolio under the internal risk rating system, to assist management in the identification of deterioration within the loan portfolio, and assessing the adequacy of the allowance for loan losses. The Department reports to the Audit and Compliance Committee of the Board of Directors for the Corporation. The Department assesses the adequacy of the allowance on a monthly basis. Management records, as determined, any needed charge offs or provisions on a monthly basis.

The Corporation through the Board of Directors and Management maintains a comprehensive set of loan underwriting standards supported by policies and procedures. Generally, all consumer loans are centrally underwritten. All other real estate, agricultural, and commercial loans are individually underwritten, risk rated, approved, and monitored.

Credit quality and trends in the portfolio are monitored regularly, and detailed reports are prepared and reviewed by management and the Board of Directors on a monthly basis. The Director Loan Committee of the Board of Directors meets generally twice a week with the respective loan officer to review and approve loan relationships greater than or equal to $750,000. Finally, the Loan Review Department provides ongoing independent oversight of the loan portfolio to ensure that policies and procedures over loan origination and monitoring are followed and that loans are risk rated properly.

Risk characteristics applicable to each segment of the loan portfolio are described as follows:

Real Estate—The real estate portfolio consists of residential, agricultural and commercial properties. The loans in this category are repaid primarily from the cash flow of the borrowers’ principal business operation, the sale of the real estate, or income independent of the loan purpose. Credit risk in these loans is driven by the creditworthiness of the borrower, property values, economic conditions in the oil and gas industry, and other economic conditions impacting the borrowers’ business or personal income.

Agriculture—The agriculture portfolio consists of lines of credit and term loans extended for the purpose of working capital and equipment purchases for borrowers engaged in farming operations. The loans in this category are repaid primarily from the cash flow of the farming operation. Credit risk in these loans is driven by commodity prices, weather, and creditworthiness of the borrower.

Commercial—The commercial portfolio includes commercial and industrial, representing loans to commercial customers for use in financing working capital needs, equipment purchases, and expansions. The loans in this category are repaid primarily from the cash flow of the borrower’s principal business operation. Credit risk in these loans is driven by creditworthiness of borrowers and the economic conditions that impact the cash flow stability from business operations.

Consumer—The consumer loan portfolio consists of various term and line of credit loans such as home equity, automobile and credit card. Repayment for these types of loans will come from the borrower’s income sources that are typically independent of the loan purpose. Credit risk is driven by consumer economic factors such as unemployment and creditworthiness of the borrower.

The following describes the internal risk rating categories used in determining the credit quality of the portfolio. The categories are defined as follows:

•

Pass—the Corporation has three levels within this category to provide granularity between loans with exceptional (1); superior (2); and good overall (3) financial strength, stability and liquidity. Most loans in the pass category are at the third level.

•	Pass Watch—loans in this category require more frequent than normal management visibility due to one or more deficiencies that require monitoring.

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

•

Special Mention—loans that have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loans or in the Corporation’s credit position at some future date. Special mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

•

Substandard—loans in this category are inadequately protected by the current sound net worth and paying capacity of the borrower or by the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. Substandard loans are characterized by the distinct possibility that the Corporation will sustain some loss if the deficiencies are not corrected.

•

Doubtful—loans in this category, on the basis of existing facts, conditions, and values have critical weaknesses that make collection or liquidation of the full principal balance highly questionable and improbable.

The following table is a breakdown of the loan portfolio by internal risk rating category as of December 31, 2011 and 2010:

December 31, 2011
	Real Estate	Agriculture	Commercial	Consumer	Total
Pass	$721,902,575	$32,838,604	$250,611,920	$57,590,122	$1,062,943,221
Pass-Watch	44,768,518	8,246,505	16,969,866	7,803,815	77,788,704
Special Mention	3,225,579	262,790	12,237,378	—	15,725,747
Substandard	34,364,083	1,118,551	18,399,756	1,549,831	55,432,221
Doubtful	—	—	—	—	—

Total	$804,260,755	$42,466,450	$298,218,920	$66,943,768	$1,211,889,893

December 31, 2010

	Real Estate	Agriculture	Commercial	Consumer	Total
Pass	$652,596,147	$36,455,982	$179,702,508	$67,536,865	$936,291,502
Pass-Watch	59,170,600	7,065,166	28,281,312	290,541	94,807,619
Special Mention	7,106,997	1,388,982	23,616,651	25,079	32,137,709
Substandard	19,092,527	1,956,556	15,436,541	45,777	36,531,401
Doubtful	—	258,935	—	—	258,935

Total	$737,966,271	$47,125,621	$247,037,012	$67,898,262	$1,100,027,166

At December 31, 2011 and 2010, the Corporation had six and three loan relationships, respectively, that qualified as troubled debt restructurings (TDR). The pre-modification recorded investment of the TDRs at December 31, 2011 and 2010 was $4,962,634 and $2,965,000, respectively, and the post modification recorded investment of the TDRs was $5,051,733 and $2,538,810, respectively. As of December 31, 2011 and 2010, there were no subsequent defaults related to these TDRs.

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Note 5: Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows:

	2011	2010
Land	$10,490,322	$8,062,783
Buildings and leasehold improvements	30,889,817	29,231,804
Furniture, fixtures and equipment	33,271,330	31,992,083

	74,651,469	69,286,670
Less accumulated depreciation	(47,105,018)	(43,698,477)

Net premises and equipment	$27,546,451	$25,588,193

Note 6: Interest-bearing Deposits

At December 31, 2011, the scheduled maturities of time deposits are as follows:

2012	$602,000,215
2013	48,885,029
2014	21,681,875
2015	8,593,498
2016	465,092
Thereafter	26

$681,625,735

Note 7: Securities Sold Under Repurchase Agreements

Securities sold under agreements to repurchase consist of obligations of the Corporation to other parties. The obligations are secured by U.S. agency and other securities and such collateral is held by a third-party safekeeping agent. The maximum amount of outstanding agreements at any month end during 2011 and 2010 totaled $335,800,000 and $268,200,000, respectively, and the monthly average of such agreements totaled $292,753,000 and $245,961,000 for 2011 and 2010, respectively. The agreements at December 31, 2011, mature within one day to 29 months.

Note 8: Income Taxes

The Corporation and its subsidiary file income tax returns in the U.S. federal jurisdiction and the state of Texas. The Corporation is not subject to U.S. federal tax examinations by tax authorities for years before 2008 and for state tax examinations for years before 2007.

The provision for income taxes includes these components:

	2011	2010	2009
Taxes currently payable	$18,733,000	$15,461,000	$13,618,000
Deferred income taxes	(1,963,000)	(189,000)	(1,604,000)

Income tax expense	$16,770,000	$15,272,000	$12,014,000

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

A reconciliation of income tax expense at the statutory rate to the Corporation’s actual income tax expense is shown below:

	2011	2010	2009
Computed at the statutory rate 35%	$20,611,000	$17,954,000	$14,400,000
Increase (decrease) resulting from
Tax exempt interest	(3,565,000)	(3,221,000)	(2,671,000)
Increase in cash value of life insurance	(531,000)	(664,000)	(640,000)
Other	255,000	1,203,000	925,000

Actual tax expense	$16,770,000	$15,272,000	$12,014,000

The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:

	2011	2010
Deferred tax assets
Allowance for loan losses	$8,575,000	$6,458,000
Bank premises and equipment	367,000	403,000
Deferred compensation	2,774,000	2,647,000
Other	501,000	607,000

	12,217,000	10,115,000

Deferred tax liabilities
Unrealized gains on available-for-sale securities	6,311,000	1,107,000
Discount accretion on securities	1,504,000	1,518,000
Other	1,986,000	1,833,000

	9,801,000	4,458,000

Net deferred tax asset	$2,416,000	$5,657,000

Note 9: Other Comprehensive Income

Other comprehensive income components and related taxes were as follows:

	2011	2010	2009
Unrealized gains on available-for-sale securities	$16,010,543	$2,566,444	$127,614
Less reclassification adjustment for realized gains included in income	(1,141,697)	(1,009,374)	(938,358)

Other comprehensive income (loss) before tax effect	14,868,846	1,557,070	(810,744)
Tax expense (benefit)	5,204,000	545,000	(259,000)

Other comprehensive income (loss)	$9,664,846	$1,012,070	$(551,744)

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Note 10: Regulatory Matters

The Corporation (on a consolidated basis) and Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation’s and Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and Bank must meet specific capital guidelines that involve quantitative measures of the Corporation’s and Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Corporation’s and Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Corporation and Bank to maintain minimum amounts and ratios (set forth in the table on the following page) of total and Tier I Capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I Capital to average assets (as defined). Management believes, as of December 31, 2011 and 2010, that the Corporation and Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 2011, the most recent notification from the Bank’s regulator categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Corporation’s and Bank’s actual capital amounts and ratios are also presented in the table.

	Actual		Minimum Ratios under Prompt Corrective Action Provisions to be:
			Adequately Capitalized		Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2011
Total Capital (to Risk Weighted Assets)
American State Financial Corporation	$265,098,000	16.3%	$130,220,000	≥8%	N/A
American State Bank	261,407,000	16.1%	130,007,000	≥8%	$162,509,000	≥10%

Tier I Capital (to Risk Weighted Assets)
American State Financial Corporation	244,700,000	15.0%	65,110,000	≥4%	N/A
American State Bank	241,042,000	14.8%	65,003,000	≥4%	97,506,000	≥6%

Tier I Capital (to Average Assets)
American State Financial Corporation	244,700,000	8.2%	120,136,000	≥4%	N/A
American State Bank	241,042,000	8.0%	120,011,000	≥4%	150,014,000	≥5%

As of December 31, 2010
Total Capital (to Risk Weighted Assets)
American State Financial Corporation	$242,688,000	17.6%	$110,206,000	≥8%	N/A
American State Bank	236,073,000	17.2%	109,901,000	≥8%	$137,376,000	≥10%

Tier I Capital (to Risk Weighted Assets)
American State Financial Corporation	225,453,000	16.4%	55,103,000	≥4%	N/A
American State Bank	218,885,000	15.9%	54,950,000	≥4%	82,426,000	≥6%

Tier I Capital (to Average Assets)
American State Financial Corporation	225,453,000	8.8%	102,287,000	≥4%	N/A
American State Bank	218,885,000	8.6%	102,121,000	≥4%	127,651,000	≥5%

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

There are certain regulatory guidelines on the amount of dividends that can be paid by the Bank to the Corporation and by the Corporation to its stockholders. These guidelines do not currently have a significant effect on the amount of dividends paid by either the Bank or the Corporation.

Note 11: Related Party Transactions

At December 31, 2011 and 2010, the Corporation had loans outstanding to executive officers, directors, significant shareholders and their affiliates (related parties), in the amount of $592,000 and $929,000, respectively. In management’s opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management’s opinion, these loans did not involve more than normal risk of collectability or present other unfavorable features.

Deposits and securities sold under repurchase agreements from related parties held by the Corporation at December 31, 2011 and 2010, totaled $67,270,104 and $58,674,270, respectively.

Note 12: Employee Benefits

The Corporation has a discretionary noncontributory profit sharing plan covering substantially all employees. Employer contributions charged to expense for 2011, 2010 and 2009 were $2,100,000, $1,875,000 and $1,700,000, respectively.

The Corporation has a management security plan with certain officers whereby the Bank is beneficiary of key man life insurance policies on the officers’ lives. Under the plan, the officers will be provided specific amounts of annual retirement income. Generally, the officer or the designated beneficiary receives benefits for a period between 15 and 20 years to life. The present value of such retirement benefits is being accrued to the individual’s normal retirement date and totaled approximately $7,927,000 and $7,564,000 at December 31, 2011 and 2010, respectively. Such amounts are included in “other liabilities” in the consolidated balance sheets. The amounts charged to expense in 2011, 2010 and 2009 were approximately $744,000, $747,000 and $750,000, respectively.

Note 13: Stock Option Plans

The Corporation’s 1998 Qualified Incentive Stock Option Plan and the 1998 Non-Qualified Stock Option Plan (the Plans), which are approved by the board of directors and stockholders, permit the grant of share options and shares to its employees for up to 80,000 shares of common stock. The Plans provide for granting of options to buy common stock intended either to qualify as “incentive stock options” under the Internal Revenue Code or “non-statutory stock options” not intended to so qualify. Under the Plans, options expire 10 years following the date of grant. The purchase price of the shares under the Plans is equal to or greater than the fair market value of the shares at the time of the grant of the option.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model. The ability of the Corporation to grant options under the Plans has expired.

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

A summary of option activity under the Plans as of December 31, 2011, 2010 and 2009, and changes during the years then ended, is presented below:

		Weighted Average
	Shares	Exercise Price	Remaining Contractual Term (Years)
Outstanding at December 31, 2008	53,848	$102	8.3
Exercised	(1,500)	101
Forfeited or expired	—	—

Outstanding at December 31, 2009	52,348	$102	7.2
Exercised	(22,148)	101
Forfeited or expired	(250)	105
Outstanding at December 31, 2010	29,950	$103	6.4
Exercised	—	—
Forfeited or expired	(500)	105

Outstanding at December 31, 2011	29,450	$103	5.4

Exercisable at December 31, 2011	10,610

The total intrinsic value of options exercised during the years ended December 31, 2010 and 2009, was $283,000 and $53,300. There were no options exercised during the year ended December 31, 2011. As of December 31, 2011, the amount of unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plans was not considered material.

In 2010, the Corporation accelerated the vesting period on 23,748 shares of outstanding non-qualified stock options. Cash received from options exercised under the Plans for the year ended December 31, 2010, was $2,247,600. The actual tax benefit realized for the tax deductions from option exercise of the share-based payment arrangements totaled $283,000 and $62,000 for the years ended December 31, 2010 and 2009. The Corporation issues shares from treasury stock to satisfy share option exercises.

Note 14: Disclosures about Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurements, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Topic 820 also specifies a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

Following is a description of the inputs and valuation methodologies used for assets and liabilities measured at fair value on a recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Available-for-sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. Level 2 securities include U.S. government agency debt and mortgage-backed securities and securities issued by state and political subdivisions. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

Third-party vendors compile prices from various sources and may apply such techniques as matrix pricing to determine the value of identical or similar investment securities (Level 2). Matrix pricing is a mathematical technique widely used in the financial institution industry to value investment securities without relying exclusively on quoted prices for specific investment securities, but rather relying on the investment securities’ relationship to other benchmark quoted investment securities. Matrix pricing is utilized in the valuation of the U.S. government agency debt and mortgage-backed securities as well as securities issued by state and political subdivisions.

The following table presents the fair value measurements of assets and liabilities recognized in the accompanying balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2011 and 2010:

		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2011
Available-for-sale securities:
U.S. government agencies	$245,916,559	$—	$245,916,559	$—
Mortgage-backed securities	49,815,875	—	49,815,874	—
State and political subdivisions	32,487,965	—	32,487,965	—

	$328,220,399	$—	$328,220,398	$—

December 31, 2010
Available-for-sale securities:
U.S. Treasury securities	$23,652,021	$—	$23,652,021	$—
U.S. government agencies	206,177,475	—	206,177,475	—
Mortgage-backed securities	29,375,684	—	29,375,684	—
State and political subdivisions	26,542,628	—	26,542,628	—

	$285,747,808	$—	$285,747,808	$—

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying balance sheets at amounts other than fair value.

Cash and Cash Equivalents

The carrying amount approximates fair value.

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Held-to-maturity Securities

Fair value is based on quoted market prices, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans

The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value.

Interest Receivable

The carrying amount approximates fair value.

Deposits

Deposits include demand deposits, savings accounts, interest-bearing demand accounts and certain money market deposits. The carrying amount approximates fair value. The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities.

Securities Sold Under Repurchase Agreements and Interest Payable

The carrying amount approximates fair value.

Commitments to Originate Loans, Letters of Credit and Lines of Credit

The carrying values and related fair values of commitments to originate loans, letters of credit and lines of credit were not material at December 31, 2011 and 2010.

	December 31, 2011		December 31, 2010
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash and cash equivalents	$170,071,430	$170,071,430	$248,117,710	$248,117,710
Held-to-maturity securities
U.S. government agencies	368,815,320	392,481,162	340,752,143	359,372,286
Mortgage-backed securities	600,210,892	617,246,390	339,770,902	351,506,335
State and political subdivisions	290,562,902	306,106,310	258,824,014	262,678,976
Loans, net of allowance for loan losses	1,187,389,893	1,191,251,000	1,081,577,166	1,092,672,000
Accrued interest receivable	17,350,559	17,350,559	15,823,248	15,823,248

Financial liabilities
Deposits	(2,459,528,682)	(2,460,389,000)	(2,157,096,370)	(2,158,133,000)
Short-term borrowings
Securities sold under repurchase agreements	(323,076,357)	(323,076,357)	(265,133,404)	(265,133,404)
Accrued interest payable	(362,907)	(362,907)	(603,689)	(603,689)

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Note 15: Loan Commitments and Credit Risk

The Corporation grants real estate, agribusiness and commercial (including oil and gas related) loans to customers primarily in the South Plains and West Texas areas of the State of Texas. Although the Corporation has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent upon the real estate, agribusiness, oil and gas, healthcare and higher education economic sectors.

Loan Commitments

Commitments to originate loans and lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. The exposure to credit loss in the event of nonperformance by the other party to the commitments to extend credit is represented by the contractual amount. Management does not anticipate any losses as a result of these transactions.

At December 31, 2011 and 2010, the Corporation had outstanding commitments to originate loans aggregating approximately $345,545,000 and $295,317,000, respectively.

Standby Letters of Credit

Standby letters of credit are irrevocable conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Financial standby letters of credit are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. Performance standby letters of credit are issued to guarantee performance of certain customers under non-financial contractual obligations. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to customers. Should the Corporation be obligated to perform under the standby letters of credit, the Corporation may seek recourse from the customer for reimbursement of amounts paid. Management does not anticipate any losses as a result of these transactions.

The Corporation had total outstanding standby letters of credit amounting to $11,637,000 and $10,606,000, at December 31, 2011 and 2010, respectively, with terms ranging from one to 10 years.

Note 16: Leases and Contingencies

The Corporation has several non-cancellable operating leases, primarily for banking premises and equipment, that expire over the next several years. These leases generally contain renewal options for periods ranging from five to 40 years. Rental expense for these leases was $758,000, $836,000 and $909,000 for the years ended December 31, 2011, 2010 and 2009, respectively.

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Future minimum lease payments under operating leases are:

2012	$730,000
2013	658,000
2014	628,000
2015	555,000
2016	115,000
Thereafter	29,000

Total minimum lease payments	$2,715,000

The Corporation is self-insured for employee medical claims up to a predetermined ceiling of $135,000 per employee. Monthly premiums are paid into an account from which claims are paid by the administrator of the plan. Total amounts charged to expense by the Corporation during the years ended December 31, 2011, 2010 and 2009 were approximately $2,497,000, $3,889,000 and $2,038,000, respectively.

Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the financial statements.

Note 17: Parent Company Only Financial Statements

Condensed Balance Sheets

	2011	2010
Assets
Cash	$1,650,019	$3,413,153
Loans	2,612,061	3,761,671
Accrued interest receivable	13,428	11,246
Investment in American State Bank	276,054,566	244,282,401

Total assets	$280,330,074	$251,468,471

Liabilities and Stockholders’ Equity
Liabilities—Dividends Payable	$617,521	$618,949

Stockholders’ Equity
Common stock	40,246,250	40,246,250
Additional paid-in capital	41,695,500	41,665,500
Retained earnings	249,255,177	229,367,664
Accumulated other comprehensive income	11,718,891	2,054,045

	342,915,818	313,333,459
Treasury stock, at cost	(63,203,265)	(62,483,937)

Total stockholders’ equity	279,712,553	250,849,522

Total liabilities and stockholders’ equity	$280,330,074	$251,468,471

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Condensed Statements of Income

	2011	2010	2009
Income
Dividends from American State Bank	$20,000,000	$20,000,000	$25,500,000
Interest income	98,980	104,012	82,649
Other income	577,584	5,175	7,850

Total income	20,676,564	20,109,187	25,590,499

Expenses
Compensation expense	92,181	783,406	392,804
Other expenses	551,005	165,470	178,314

Total expenses	643,186	948,876	571,118

Income Before Income Tax and Equity in Undistributed Net Income of American State Bank	20,033,378	19,160,311	25,019,381
Income Tax Expense (Benefit)	22,000	(143,000)	(71,000)

Income Before Equity in Undistributed Net Income of American State Bank	20,011,378	19,303,311	25,090,381
Equity in Undistributed Net Income of American State Bank	22,107,319	16,723,072	4,039,271

Net Income	$42,118,697	$36,026,383	$29,129,652

Condensed Statements of Cash Flows

	2011	2010	2009
Operating Activities
Net income	$42,118,697	$36,026,383	$29,129,652
Item not providing (requiring) cash:
Equity in undistributed net income of American State Bank	(22,107,319)	(16,723,072)	(4,039,271)
Stock option compensation expense	30,000	716,000	340,000
Changes in:
Accrued interest and other assets	(3,610)	6,689	14,229
Dividends payable and other liabilities	(1,428)	2,661	(25,342)

Net cash provided by operating activities	20,036,340	20,028,661	25,419,268

Financing Activities
Net change in loans	1,149,610	(1,306,396)	419,594
Purchases of treasury stock	(719,328)	(1,187,273)	(13,199,047)
Proceeds from sales of treasury stock	—	2,247,600	151,500
Dividends paid	(22,229,756)	(19,811,828)	(13,584,152)

Net cash used in financing activities	(21,799,474)	(20,057,897)	(26,212,105)

Net Decrease in Cash	(1,763,134)	(29,236)	(792,837)
Cash, Beginning of Year	3,413,153	3,442,389	4,235,226

Cash, End of Year	$1,650,019	$3,413,153	$3,442,389

American State Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Note 18: Subsequent Events

Subsequent events have been evaluated through February 7, 2012, which is the date the financial statements were available to be issued.